UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2013

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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   Director Election

Effective March 12, 2013, the Board elected Robert G. Ashe to be a member of the Board as a Class I director, to stand for reelection at the annual meeting of the Company to be held in 2015.

There are no arrangements or understandings between Mr. Ashe and any other persons under which Mr. Ashe was named as a director of the Company. Mr. Ashe does not have any family relationship with any of the Company's directors or executive officers. Mr. Ashe has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

As a non-employee director, Mr. Ashe will receive an annual retainer of $20,000. In accordance with the Company's outside director compensation policy, Mr. Ashe was automatically granted a stock option to purchase 75,000 shares of the Company's common stock on the date of his appointment to the Board. The Company and Mr. Ashe have entered into the Company's standard form of director indemnification agreement.

Attached to this Form 8-K is a press release regarding the election of Mr. Ashe as a director of the Company. The information in the press release attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated March 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2013

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Paul D. Warenski
Name:	Paul D. Warenski
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 18, 2013 PDF